Exhibit 99.1

MedAssets Reports Third Quarter and Nine-Month 2013 Financial Results

ATLANTA--(BUSINESS WIRE)--October 30, 2013--MedAssets, Inc. (NASDAQ: MDAS) today announced results for its third quarter and nine-month periods ended September 30, 2013. Third quarter results are summarized in the table below:

($ in millions, except per share)	3Q’13	3Q’12	% Change
Net Revenue:
Spend and Clinical Resource Mgmt (SCM)	$103.2	$99.1	4.2%
Revenue Cycle Management (RCM)	63.1	64.3	(1.8)
Total Net Revenue [a]	166.4	163.4	1.8
Net income	6.9	5.5	26.3
Earnings per share (EPS) – diluted	0.11	0.09	22.2
Non-GAAP adjusted EBITDA	53.9	57.0	(5.4)
Non-GAAP adjusted EPS - diluted	$0.31	$0.32	(3.1)
Weighted average shares - diluted	61.5	59.5	3.3%

(a) Column amounts may not add to total due to rounding.

Net Revenue

Third Quarter

Total net revenue for the third quarter of 2013 increased 1.8% to $166.4 million from $163.4 million for the third quarter of 2012. Net revenue in the SCM segment increased 4.2% to $103.2 million from net revenue of $99.1 million for the third quarter of 2012, due to growth in consulting and other service fees as well as group purchasing net administrative fees, partially offset by an expected year-over-year decrease in performance-related fees. Net revenue in the RCM segment decreased 1.8% to $63.1 million from $64.3 million for the third quarter of 2012 as technology-related revenue increased 5.3% while services-related revenue declined 15.8%.

Nine-Month Period

Total net revenue for the first nine months of 2013 increased 7.1% to $510.0 million from $476.3 million for the first nine months of 2012. Net revenue in the SCM segment grew 8.0% to $318.0 million from net revenue of $294.5 million for the first nine months of 2012. Net revenue in the RCM segment increased 5.5% to $191.9 million from $181.8 million for the first nine months of 2012 as technology-related revenue grew 6.6% and services-related revenue increased 3.1%.

Non-GAAP Adjusted EBITDA

Third Quarter

Total non-GAAP adjusted EBITDA was $53.9 million, or 32.4% of total net revenue, for the third quarter of 2013, a 5.4% decrease from total non-GAAP adjusted EBITDA of $57.0 million, or 34.9% of total net revenue, for the third quarter of 2012. This decline was due to an expected year-over-year decrease in performance-related fees, a higher proportion of revenue from SCM consulting and other service fees, as well as higher one-time or non-recurring revenue in the RCM segment in the third quarter last year.

Nine-Month Period

For the first nine months of 2013, total non-GAAP adjusted EBITDA was $168.1 million, or 33.0% of total net revenue, a 10.3% increase over total non-GAAP adjusted EBITDA of $152.4 million, or 32.0% of total net revenue, for the first nine months of 2012.

Net Income and Non-GAAP Adjusted Earnings Per Share (EPS)

Third Quarter

Net income for the third quarter of 2013 was $6.9 million, or $0.11 per share, a 26.3% increase when compared with net income of $5.5 million, or $0.09 per share, for the third quarter of 2012.

Non-GAAP adjusted EPS (defined as EPS excluding non-cash acquisition-related intangible amortization and depreciation, non-cash share-based compensation, certain acquisition and integration-related expenses and non-recurring items on a tax-adjusted basis) was $0.31 per share for the third quarter of 2013, a 3.1% decrease when compared with non-GAAP adjusted EPS of $0.32 per share for the third quarter of 2012.

Nine-Month Period

Net income for the first nine months of 2013 was $19.7 million, or $0.32 per share, versus net income of $7.5 million, or $0.13 per share, for the first nine months of 2012. Non-GAAP adjusted EPS was $1.02 per share for the first nine months of 2013, a 21.4% increase over non-GAAP adjusted EPS of $0.84 per share for the first nine months of 2012.

Cash Flow and Capital Resources

Cash provided by operating activities in the first nine months of 2013 was $109.8 million versus $107.7 million for the same period of 2012. Non-GAAP free cash flow (defined as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs) decreased 2.3% to $63.4 million versus $64.9 million for the first nine months of 2012. The Company prepaid an additional $25.0 million of its Term Loan B in the third quarter of 2013 along with its scheduled principal payments. Its balance sheet at September 30, 2013 included $793.4 million in total bank and bond debt, net of cash and cash equivalents. Total net debt equates to leverage of approximately 3.6 times non-GAAP adjusted EBITDA for the trailing twelve-month period.

Non-GAAP Contracted Revenue

At September 30, 2013, MedAssets rolling 12-month non-GAAP contracted revenue estimate was $625.1 million (SCM segment - $391.0 million; RCM segment - $234.1 million), a year-over-year increase of 3.6%. Non-GAAP contracted revenue is the Company’s estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period.

2013 Financial Guidance

MedAssets updated its full-year 2013 financial guidance ranges, as follows:

($ in millions, except per share)	FY 2013	Y-Y % change
Net Revenue:
SCM segment	$417.0 - 421.0	6.0 - 7.0%
RCM segment	253.0 - 257.0	2.6 - 4.2
Total Net Revenue	671.0 - 677.0	4.8 - 5.8
Non-GAAP adjusted EBITDA	216.0 - 222.0	4.2 - 7.1%
GAAP EPS – diluted	0.39 - 0.43	nm
Non-GAAP adjusted EPS – diluted	$1.27 - 1.31	12.4 -15.9%

Conference Call Information

Time/Date:	5:00 p.m. ET today, Wednesday, October 30, 2013
Phone:	800-774-6070 (or 630-691-2753 for international/local callers), PIN code 9449943
Webcast:	http://ir.medassets.com, “Events & Presentations” page; Archive will be available for at least 30 days
Replay:	Call 888-843-7419 or 630-652-3042 (PIN code 9449943)

Note: The live webcast will include a slide presentation, a copy of which is available on http://ir.medassets.com in the “Events & Presentations” section in conjunction with today’s event.

About MedAssets

MedAssets (NASDAQ: MDAS) is a healthcare performance improvement company focused on helping providers realize financial and operational gains so that they can sustainably serve the needs of their community. More than 4,200 hospitals and 122,000 non-acute healthcare providers currently use the company’s evidence-based solutions, best practice processes and analytics to help reduce the total cost of care, enhance operational efficiency, align clinical delivery, and improve revenue performance across the care continuum. For more information, please visit www.medassets.com.

Use of Non-GAAP Financial Information

In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures, where possible, are included in the accompanying financial schedules. Also, see "Use of Non-GAAP Financial Measures" following the financial schedules for more information.

Safe Harbor Statement

This Press Release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, and include the intent, belief or current expectations of the Company and its management team with respect to the Company’s future business operations that include, but are not limited to: 2013 financial guidance, revenue growth and other financial projections and forecasts; and the Company’s ability to successfully integrate and capitalize on synergies associated with acquisitions. Any forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this Press Release include, but are not limited to: failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement revenue backlog; lack of revenue growth; customer losses; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. Additional factors that could cause actual results to differ materially from those contemplated within this Press Release can also be found in the Company’s Risk Factor disclosures in its Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission and available at http://ir.medassets.com. The Company disclaims any responsibility to update any forward-looking statements.

mdas/F

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

In 000s, except per share data	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	% Change	2013	2012	% Change
Revenue:
Administrative fees, net	$69,426	$68,641	1.1%	$216,447	$200,752	7.8%
Other service fees	96,945	94,800	2.3%	293,503	275,589	6.5%

Total net revenue	166,371	163,441	1.8%	509,950	476,341	7.1%

Operating expenses:
Cost of revenue (inclusive of certain amortization expense)	38,246	34,570	10.6%	110,010	100,583	9.4%
Product development expenses	7,173	7,217	-0.6%	23,649	20,777	13.8%
Selling and marketing expenses	12,898	12,983	-0.7%	46,925	46,709	0.5%
General and administrative expenses	59,095	55,167	7.1%	174,914	165,577	5.6%
Acquisition and integration-related expenses	111	1,535	-92.8%	9,576	4,812	99.0%
Depreciation	10,926	7,721	41.5%	29,979	21,416	40.0%
Amortization of intangibles	15,341	17,840	-14.0%	47,957	55,251	-13.2%

Total operating expenses	143,790	137,033	4.9%	443,010	415,125	6.7%

Operating income	22,581	26,408	-14.5%	66,940	61,216	9.4%
Other income (expense):
Interest expense	(11,814)	(16,672)	-29.1%	(35,544)	(50,722)	-29.9%
Other income	118	114	3.5%	435	449	-3.1%

Income before income taxes	10,885	9,850	10.5%	31,831	10,943	190.9%
Income tax expense	3,983	4,386	-9.2%	12,141	3,467	250.2%

Net income	6,902	5,464	26.3%	19,690	7,476	163.4%

Basic net income per share	0.12	0.09	33.3%	0.33	0.13	153.8%

Diluted net income per share	$0.11	$0.09	22.2%	$0.32	$0.13	146.2%

Weighted average shares — basic	59,936	57,693	3.9%	59,446	57,239	3.9%
Weighted average shares — diluted	61,476	59,513	3.3%	60,912	58,896	3.4%

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
In 000s, except share and per share amounts	2013	2012

ASSETS
Current assets
Cash and cash equivalents	$-	$13,734
Accounts receivable, net of allowances of $2,518 and $3,046 as of September 30, 2013
and December 31, 2012, respectively	91,152	96,346
Deferred tax asset, current	10,579	11,126
Prepaid expenses and other current assets	24,906	21,791

Total current assets	126,637	142,997

Property and equipment, net	155,485	134,361
Other long term assets
Goodwill	1,027,847	1,027,847
Intangible assets, net	282,206	330,163
Other	42,431	42,869
Other long term assets	1,352,484	1,400,879

Total assets	$1,634,606	$1,678,237

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$17,028	$25,487
Accrued revenue share obligation and rebates	78,379	74,274
Accrued payroll and benefits	32,734	40,085
Other accrued expenses	23,562	14,145
Current portion of deferred revenue	51,758	55,756
Current portion of notes payable	15,500	15,500
Current portion of finance obligation	249	233

Total current liabilities	219,210	225,480

Notes payable, less current portion	452,875	544,500
Bonds payable	325,000	325,000
Finance obligation, less current portion	8,849	9,046
Deferred revenue, less current portion	14,960	14,393
Deferred tax liability	124,778	125,394
Other long term liabilities	10,119	801

Total liabilities	1,155,791	1,244,614

Commitments and contingencies

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized; 61,826,000 and 59,324,000 shares issued and outstanding as of September 30, 2013 and December 31, 2012,
respectively	618	593
Additional paid in capital	713,908	688,431
Accumulated deficit	(235,711)	(255,401)

Total stockholders’ equity	478,815	433,623

Total liabilities and stockholders’ equity	$1,634,606	$1,678,237

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	Nine Months Ended
In 000s	September 30,	September 30,
	2013	2012

Operating activities:
Net income	$19,690	$7,476

Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Bad debt expense	-	485
Depreciation	31,719	22,769
Amortization of intangibles	47,957	55,668
Impairment of assets	2,403	-
(Gain) loss on sale of assets	(123)	370
Noncash stock compensation expense	11,783	7,796
Excess tax benefit from exercise of equity awards	(5,091)	(1,191)
Amortization of debt issuance costs	2,858	5,705
Noncash interest expense, net	349	392
Deferred income tax benefit	(69)	(441)

Changes in assets and liabilities	(1,653)	8,652

Cash provided by operating activities	109,823	107,681

Investing activities:
Purchases of property, equipment, and software	(16,259)	(11,779)
Capitalized software development costs	(30,168)	(31,045)

Cash used in investing activities	(46,427)	(42,824)

Financing activities:
Borrowings from revolving credit facility	-	90,000
Repayment of notes payable	(91,625)	(94,763)
Repayment of finance obligations	(507)	(507)
Payment of deferred purchase consideration	-	(120,136)
Excess tax benefit from exercise of equity awards	5,091	1,191
Issuance of common stock, net of offering costs	9,911	5,245
Purchase of treasury shares	-	(600)

Cash used in financing activities	(77,130)	(119,570)

Net decrease in cash and cash equivalents	(13,734)	(54,713)
Cash and cash equivalents, beginning of period	13,734	62,947

Cash and cash equivalents, end of period	$-	$8,234

SUPPLEMENTAL REVENUE REPORTING
RECONCILIATION OF GROSS FEES (A NON-GAAP MEASURE) TO NET REVENUE
(UNAUDITED)

In 000s	Three Months Ended September 30,
	2013		2012		% Change
Non-GAAP gross administrative fees	$115,478		$109,335		5.6%
Other service fees	96,945		94,800		2.3%
Non-GAAP gross fees	212,423	RSO %	204,135	RSO %	4.1%
Non-GAAP revenue share obligation (RSO)	(46,052)	39.9%	(40,694)	37.2%	13.2%
Net revenue	$166,371		$163,441		1.8%

In 000s
	Nine Months Ended September 30,
	2013		2012		% Change
Non-GAAP gross administrative fees	$351,602		$321,351		9.4%
Other service fees	293,503		275,589		6.5%
Non-GAAP gross fees	645,105	RSO %	596,940	RSO %	8.1%
Non-GAAP RSO	(135,155)	38.4%	(120,599)	37.5%	12.1%
Net revenue	$509,950		$476,341		7.1%

SUPPLEMENTAL SEGMENT REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended September 30,
	2013		2012		% Change
Net revenue
Spend and Clinical Resource Management (SCM)	$103,227		$99,112		4.2%
Revenue Cycle Management (RCM)	63,144		64,329		-1.8%
Total net revenue	166,371		163,441		1.8%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$47,387	45.9%	$46,340	46.8%	2.3%
RCM	15,349	24.3%	17,835	27.7%	-13.9%
Corporate	(8,837)		(7,210)		22.6%
Total non-GAAP Adjusted EBITDA	53,899	32.4%	56,965	34.9%	-5.4%

In 000s	Nine Months Ended September 30,
	2013		2012		% Change
Net revenue
SCM	$318,043		$294,492		8.0%
RCM	191,907		181,849		5.5%
Total net revenue	509,950		476,341		7.1%

Non-GAAP Adjusted EBITDA		% margin		% margin
SCM	$144,041	45.3%	$132,846	45.1%	8.4%
RCM	47,061	24.5%	41,532	22.8%	13.3%
Corporate	(23,020)		(22,001)		4.6%
Total non-GAAP Adjusted EBITDA	168,082	33.0%	152,377	32.0%	10.3%

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL REPORTING OF ADJUSTED EBITDA
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net income	$6,902	$5,464	$19,690	$7,476

Depreciation	10,926	7,721	29,979	21,416
Depreciation (included in cost of revenue)	571	536	1,740	1,353
Amortization of intangibles	15,341	17,840	47,957	55,251
Amortization of intangibles (included in cost of revenue)	-	139	-	417
Interest expense, net	11,813	16,672	35,544	50,717
Income tax expense	3,983	4,386	12,141	3,467

Non-GAAP EBITDA	$49,536	$52,758	$147,051	$140,097

Share-based compensation	4,361	2,781	11,783	7,796
Rental income from capitalized building lease	(109)	(109)	(328)	(328)
Acquisition and integration-related expenses	111	1,535	9,576	4,812

Non-GAAP Adjusted EBITDA	$53,899	$56,965	$168,082	$152,377

SUPPLEMENTAL NET INCOME AND EARNINGS PER SHARE REPORTING
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net income	$6,902	$5,464	$19,690	$7,476

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	15,814	18,453	49,378	57,088
Pre-tax non-cash, share-based compensation	4,361	2,781	11,783	7,796
Pre-tax acquisition and integration-related expenses	111	1,535	9,576	4,812
Tax effect on pre-tax adjustments [b]	(8,115)	(9,108)	(28,295)	(27,878)

Non-GAAP adjusted net income	$19,073	$19,125	$62,132	$49,294

Income Per Share (EPS) - diluted	$0.11	$0.09	$0.32	$0.13

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	0.26	0.30	0.81	0.97
Pre-tax non-cash, share-based compensation	0.07	0.05	0.19	0.13
Pre-tax acquisition and integration-related expenses	-	0.03	0.16	0.08
Tax effect on pre-tax adjustments [b]	(0.13)	(0.15)	(0.46)	(0.47)

Non-GAAP adjusted EPS - diluted	$0.31	$0.32	$1.02	$0.84

Weighted average shares - diluted (in 000s)	61,476	59,513	60,912	58,896

(b) The Company used a tax rate of 40.0% for the three and nine months ended September 30, 2013 and 2012 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL 2013 ADJUSTED EBITDA GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s	December 31, 2013
	(Low)	(High)

Net Income	$23,900	$26,400

Depreciation	41,200	42,000
Depreciation (included in cost of revenue)	2,200	2,200
Amortization of intangibles, acquisition-related	62,700	62,700
Interest expense, net	46,600	47,600
Income tax expense	15,100	16,800

Non-GAAP EBITDA	191,700	197,700

Share-based compensation	15,100	15,100
Acquisition and integration-related expenses	9,600	9,600
Rental income from capitalized building lease	(400)	(400)

Non-GAAP adjusted EBITDA	$216,000	$222,000

SUPPLEMENTAL 2013 EARNINGS PER SHARE GUIDANCE
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)
	Guidance Range for
	Twelve Months Ending
In 000s, except per share data	December 31, 2013
	(Low)	(High)

Net Income	$23,900	$26,400

EPS - diluted	0.39	0.43

Pre-tax non-cash, acquisition-related intangible amortization and depreciation	1.05	1.05
Pre-tax non-cash, share-based compensation	0.25	0.25
Pre-tax acquisition and integration-related expenses	0.16	0.16

Tax effect on pre-tax adjustments [c]	(0.58)	(0.58)

Non-GAAP adjusted EPS - diluted	$1.27	$1.31

Fully diluted weighted average shares outstanding	61,000	61,000

(c) The Company used a tax rate of 40.0% for the full year ending December 31, 2013 to calculate the tax effect of each adjustment since it believes 40.0% will be the Company's normalized long-term tax rate.

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

SUPPLEMENTAL NON-GAAP CONTRACTED REVENUE ESTIMATES
(UNAUDITED)

In Millions	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
	2013	2013	2013	2012	2012

SCM segment	$391.0	$378.4	$374.0	$364.7	$370.6
RCM segment	234.1	238.4	227.7	236.0	232.8
Total	$625.1	$616.8	$601.7	$600.7	$603.4

SUPPLEMENTAL REPORTING OF SHARE-BASED COMPENSATION
EXPENSE INCLUDED IN OPERATING EXPENSES
(UNAUDITED)

In 000s	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Amount of share-based compensation included in:
Cost of revenue	$864	$672	$3,040	$1,535
Product development expense	130	34	473	123
Selling & marketing expense	975	282	1,944	1,069
General & administrative expense	2,392	1,793	6,326	5,069

Total	$4,361	$2,781	$11,783	$7,796

SUPPLEMENTAL REPORTING OF FREE CASH FLOW
RECONCILIATION OF SELECTED NON-GAAP MEASURES TO GAAP MEASURES
(UNAUDITED)

In 000s	Nine Months Ended
	September 30,
	2013	2012

Cash provided by operating activities	$109,823	$107,681
Purchases of property, equipment and software	(16,259)	(11,779)
Capitalized software development costs	(30,168)	(31,045)

Non-GAAP free cash flow	$63,396	$64,857

See "Use of Non-GAAP Financial Measures" following financial schedules for more information on non-GAAP measures.

Use of Non-GAAP Financial Measures
In order to provide investors with greater insight, promote transparency and allow for a more comprehensive understanding of the information used by management and the board of directors in their financial and operational decision-making, the Company supplements its condensed consolidated financial statements presented on a GAAP basis herein with the following non-GAAP financial information: gross fees; gross administrative fees; revenue share obligation; EBITDA; adjusted EBITDA; adjusted EBITDA margin; adjusted net income; diluted adjusted EPS; free cash flow; and contracted revenue.

These non-GAAP financial measures may have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. The Company compensates for such limitations by relying primarily on the Company’s GAAP results and using non-GAAP financial measures only supplementally. Where possible, the Company provides reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures. Investors are encouraged to carefully review those reconciliations. In addition, because these non-GAAP measures are not measures of financial performance under GAAP and are susceptible to varying calculations, these measures, as defined by the Company, may differ from and may not be comparable to similarly titled measures used by other companies.

Gross fees include gross administrative fees the Company receives pursuant to its vendor contracts and all other fees the Company receives from clients. The Company's revenue share obligation represents the portion of the gross administrative fees the Company is contractually obligated to share with certain of its GPO clients. Net administrative fees (a GAAP measure) are the Company's gross administrative fees net of its revenue share obligation. Total net revenue (a GAAP measure) reflects the Company's gross fees net of its revenue share obligation. These non-GAAP measures assist management and the board of directors and may be helpful to investors in analyzing the Company's growth in its Spend and Clinical Resource Management segment given that administrative fees constitute a material portion of the Company's revenue and are paid to the Company by approximately 1,150 suppliers and other vendors contracted by its GPO, and that the Company's revenue share obligation constitutes a significant outlay to certain of its GPO clients.

The Company defines: EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization; and adjusted EBITDA as net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items. EBITDA and adjusted EBITDA are used by the Company to facilitate a comparison of its operating performance on a consistent basis from period to period and provides for a more complete understanding of factors and trends affecting our business. These measures assist management and the board of directors and may be useful to investors in comparing the Company's operating performance consistently over time as it removes the impact of its capital structure (primarily interest charges and amortization of debt issuance costs), asset base (primarily depreciation and amortization) and items outside the control of the management team (taxes), as well as other non-cash (purchase accounting adjustments and imputed rental income) and non-recurring items, from the Company’s operational results. Adjusted EBITDA also removes the impact of non-cash share-based compensation expense and certain acquisition-related charges. EBITDA and adjusted EBITDA are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities.

The Company defines adjusted net income as earnings excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain acquisition and integration-related expenses on a tax-adjusted basis and diluted adjusted EPS as earnings per share excluding non-cash acquisition-related intangible amortization and non-recurring expense items on a tax-adjusted basis, non-cash tax-adjusted shared-based compensation expense and certain acquisition and integration-related expenses on a tax-adjusted basis. Adjusted net income and diluted adjusted EPS are not measures of liquidity under GAAP, or otherwise, and are not alternatives to cash flow from continuing operating activities. Use of this measure for this purpose allows management and the board of directors to analyze the Company’s operating performance on a consistent basis by removing the impact of certain non-cash and non-recurring items from our operations, and by rewarding organic growth and accretive business transactions. As a significant portion of senior management’s incentive based compensation has historically been based on the achievement of certain diluted adjusted EPS growth over time, investors may find such information useful.

The Company defines free cash flow as cash provided by operating activities less purchases of property, equipment and software and capitalized software development costs. Management believes free cash flow is an important measure because it represents the cash that the Company is able to generate after spending capital on infrastructure to maintain its business and investing in new and upgraded products and services to support future growth. Free cash flow is important because it allows the Company to pursue opportunities that are intended to enhance shareholder value, which could include debt reduction, share repurchases, partnerships, alliances and acquisitions, and/or dividend payments. The Company's definition of free cash flow does not consider non-discretionary cash payments, such as debt.

Contracted revenue is a forward-looking operating measure used by management and the board of directors to better understand revenue growth trends within the Company's business segments as it reflects the Company’s current estimate of contractually committed revenue to be generated under existing client contracts in the forward 12-month period. Such information may be useful to investors in their analysis of the Company's revenue growth trends. A reconciliation to the most directly comparable GAAP measure cannot be performed without unreasonable effort.

CONTACT:
MedAssets
Robert Borchert, 678-248-8194
rborchert@medassets.com